UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

CHINA RECYCLING ENERGY CORPORATION

(Exact name of registrant as specified in charter)

Nevada	001-34625	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4/F, Tower C Rong Cheng Yun Gu Building Keji 3rd Road, Yanta District Xi’an City, Shaanix Providence, China	710075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86-29) 8765-1097

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CREG	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2021, Mr. Geyun Wang tendered his resignation as a director of China Recycling Energy Corporation, a Nevada corporation (the “Company”), with immediate effect. Mr. Wang’s resignation was not a result of any disagreement with the Company’s operations, policies or procedures.

On March 16, 2021, approved by the Board of Directors and the Corporate Governance and Nominating Committee, Mr. Yan Zhan was appointed as an executive director of the Company, effective March 12, 2021, until the Company’s next annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

The biographical information of Mr. Zhan is set forth below:

Mr. Yan Zhan has worked for Xi’an TCH Energy Technology Co., Ltd., our wholly-owned subsidiary in the PRC, since May 2013 and he has served as the Chief Sales Officer since June 2016. Mr. Zhan obtained his junior college diploma majored in Manufacturing Processes and Equipment from Northwestern Polytechnical University in September 1995. After his graduation, he served as the head of production department of Xi’An Kanghuamen Factory from 1995 to 1996. Mr. Zhan studied and taught at Shanxi Educational College from 1996 to 1998. From 1998 to 2004, he served as the sales manager of Xi’An Equipment Import and Export Company, after which he served as the general manager of Shanxi Wanding Yandong Technology Co., Limited from 2004 to 2013. In nominating Mr. Zhan for election as a director, our Board focused on his past marketing and sales experience and technical knowledge in the energy recycling industry and his knowledge of the operations of the Company as a member of management.

Mr. Zhan does not have a family relationship with any director or executive officer of the Company. Mr. Zhan has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Zhan is currently the Chief Sales Officer of Xi’an TCH Energy Technology Co., Ltd., our wholly-owned subsidiary in the PRC and receives an annual compensation of RMB 96,000, or approximately $15,000. He will not receive compensation as a director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Correspondence of Geyun Wang’s Resignation as director of the Company, dated March 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA RECYCLING ENERGY CORPORATION

Date: March 18, 2021	By:	/s/ Guohua Ku
Guohua Ku Chairman & Chief Executive Officer

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